Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 12, 2009
Date of Report (Date of earliest event reported)

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201
(Address of Principal Executive Offices)

214-880-4870
(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Item 5.02 Appointment of Chief Executive Officer and Director

On August 12, 2009, Michael Doran resigned as Chief Executive Officer and Chairman of Freestone Resources, Inc (the “Company”).  The Board of Directors appointed Mr. Clayton Carter as its Chief Executive Officer and Chairman and Mr. Don Edwards as a Director.

Mr. Carter, age 23, received his Bachelor of Arts in Integrated Marketing and Communications from Pepperdine University. With his extensive knowledge of the public markets and investment-based finance, Mr. Carter has raised the capital to develop multiple startups.  Mr. Carter has served as President and Director of Freestone Resources since January 2009, and will continue his current duties at the Company as the Chief Executive Officer and Chairman of the Company.  Mr. Carter strongly believes in Freestone’s continuing mission to develop new technologies that allow for the utilization of various petroleum resources in an environmentally responsible and cost effective way.

Mr. Edwards, age 60, is a graduate from Texas Christian University with a BBA degree concentrating in Finance and Economics. Mr. Edwards started his business career with E. F. Hutton where he was a regional OTC Coordinator. He also ran a trading desk for OTC stocks. He later served as President, CFO, CEO and Director for four securities firms as well as a Director for two savings and loans. He has been responsible for managing many public and private companies. He has raised startup capital for dozens of both private and public companies. Mr. Edwards has vast knowledge in the investment field including fine art. He has bought and sold art works of such artists as Charles Russell and Monet. Don was a licensed Insurance agent for many years and assisted in managing the West Texas region for Mass Mutual Life Ins. Co. Don also has a background in the Oil and Gas Industry. His family has run a successful Drilling Co. in West Texas for over half a century.  Mr. Edwards will maintain his position as Chief Investment Officer of the Company.

Mr. Edwards and Mr. Carter will be eligible to participate in all applicable corporate benefit programs including medical insurance plans, stock option plans, group life and disability plans.

Mr. Edwards and Mr. Carter do not have any family relationship with any director, executive officer, or person nominated or chosen by our Board of Directors to become executive officers. There are no transactions in which Mr. Edwards or Mr. Carter have an interest requiring disclosure pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, since the beginning of the Company’s last fiscal year or currently proposed transaction, other than as described above, between the Company and Mr. Edwards and Mr. Carter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

August 12, 2009	By: /s/ Clayton Carter
Clayton Carter Chief Executive Officer